UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2023

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
001-03553	SOUTHERN INDIANA GAS AND ELECTRIC COMPANY (an Indiana corporation) 211 NW Riverside Drive Evansville, IN 47708 (812) 491-4000	35-0672570

333-270851-01	SIGECO SECURITIZATION I, LLC (a Delaware limited liability company) 211 NW Riverside Drive, Suite 800-04 Evansville, IN 47708 (812) 491-4141	92-2762878

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2).
Emerging Growth Company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement
On June 21, 2023, Southern Indiana Gas and Electric Company (“SIGECO”), an indirect wholly owned subsidiary of CenterPoint Energy, Inc., a Texas corporation (“CenterPoint Energy”), and SIGECO Securitization I, LLC (the “Issuing Entity”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein (collectively, the “Underwriters”), with respect to the purchase and sale of $341,450,000 aggregate principal amount of the Issuing Entity’s Series
2023-A
Senior Secured Securitization Bonds (the “Bonds”) to be issued by the Issuing Entity pursuant to an Indenture and Series Supplement, each to be dated as of June 29, 2023, by and among the Issuing Entity, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and U.S. Bank National Association, as securities intermediary. The Bonds were offered pursuant to the prospectus dated June 21, 2023.
The Underwriting Agreement contains customary representations, warranties and agreements by SIGECO and customary conditions to closing, indemnification obligations of SIGECO, on the one hand, and the Underwriters, on the other hand, including for liabilities under the Securities Act of 1933, as amended, obligations of the parties and termination provisions.
The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. A form of the Indenture (including the forms of the Bonds and the Series Supplement) is annexed as Exhibit 4.1 to this Current Report on Form
8-K.
In connection with the issuance of the Bonds, SIGECO and the Issuing Entity also expect to enter into a Securitization Property Servicing Agreement, a Securitization Property Purchase and Sale Agreement, and an Administration Agreement, each to be dated as of June 29, 2023, which are annexed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form
8-K.
Additionally, the Issuing Entity also expects to enter into an Amended and Restated Limited Liability Company Agreement, to be dated as of June 29, 2023, which is annexed as Exhibit 3.3 hereto.
Affiliations
The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for CenterPoint Energy or its subsidiaries for which they will receive customary fees. One of the underwriters, Barclays Capital Inc., provided advisory services to SIGECO in connection with SIGECO’s proceedings before the Indiana Utility Regulatory Commission (Cause No. 45722) relating to the financing order issued on January 4, 2023, and received a $315,000 fee for such services.
The Trustee and certain of its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial and investment banking services for CenterPoint Energy or its subsidiaries for which they received or will receive customary fees and expenses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 above with respect to the Bonds to be issued and the Indenture and Series Supplement to be entered into is incorporated herein by reference.

Item 8.01.	Other Events
The information included in Item 1.01 above with respect to the offering and purchase and sale of the Bonds, and other agreements to be executed and delivered in connection with the closing of the purchase and sale of the Bonds, including a Securitization Property Servicing Agreement, a Securitization Property Purchase and Sale Agreement, an Administration Agreement and an Amended and Restated Limited Liability Company Agreement, is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement among SIGECO Securitization I, LLC, Southern Indiana Gas and Electric Company, Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein, dated June 21, 2023.

3.1	Amended and Restated Limited Liability Company Agreement of SIGECO Securitization I, LLC, to be dated as of June 29, 2023.

4.1	Indenture by and among SIGECO Securitization I, LLC, U.S. Bank Trust Company, National Association, as Indenture Trustee, and U.S. Bank National Association, as Securities Intermediary (including the forms of the Bonds and the Series Supplement), to be dated as of June 29, 2023.

10.1	Securitization Property Servicing Agreement between SIGECO Securitization I, LLC and Southern Indiana Gas and Electric Company, as Servicer, to be dated as of June 29, 2023.

10.2	Securitization Property Purchase and Sale Agreement between SIGECO Securitization I, LLC and Southern Indiana Gas and Electric Company, as Seller, to be dated as of June 29, 2023.

10.3	Administration Agreement between SIGECO Securitization I, LLC and Southern Indiana Gas and Electric Company, as Administrator, to be dated as of June 29, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: June 23, 2023

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

By:	/s/ Kara Gostenhofer Ryan
Kara Gostenhofer Ryan
Vice President

SIGECO SECURITIZATION I, LLC

By:	/s/ Kara Gostenhofer Ryan
Kara Gostenhofer Ryan
Vice President